EXHIBIT 10.1

REVOLVING LINE OF CREDIT AGREEMENT
(Amended as of February 22, 2010)

This Revolving Line of Credit Agreement (the “Agreement”) is made and entered into in this 17th day of December, 2009 by and between John Hatsopoulos (“Lender”), residing at 3 Woodcock Lane, Lincoln, Massachusetts 01773 and American DG Energy Inc., a corporation organized under the laws of Delaware (“Borrower”), with offices located at 45 First Avenue, Waltham, Massachusetts 02451.

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.
LINE OF CREDIT. During the term hereof, the Lender will from time to time, at the written request of the Borrower, lend to the Borrower such funds as may from time to time be requested by the Borrower (the “Credit Line”). The aggregate principal amount of such funds outstanding at any time shall not exceed Five Million U.S. Dollars ($5,000,000.00) (the “Credit Limit”). At the time of the first advance of funds under this Agreement, the Borrower shall execute and deliver to Lender the Promissory Note in the form attached to this Agreement. All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an “Advance”) shall become part of the principal of said Promissory Note.

2.
INTEREST. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at the Bank Prime Rate as quoted from time to time in the Wall Street Journal plus one and one half percent (1.5%) per annum (the “Effective Rate”).

3.	TERM. The term of this Agreement shall commence as of the date first set forth above and shall terminate on December 31, 2012 (the “Maturity Date”).

4.
PERMITTED USES OF FUNDS. Any funds advanced to the Borrower may be used solely in connection with the development and installation of current and new energy systems such as cogeneration systems and chillers and not for general corporate purposes including operational expenses such as payroll, maintenance, travel, entertainment, or sales and marketing.

5.
ADVANCES. Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its President or Chief Financial Officer to request Advances. Lender shall transfer the amount of any Advance requested by Borrower in accordance with this Agreement unless an event of default has occurred and is continuing hereunder either at the time of a request for an Advance or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates. Borrower shall use all funds loaned by Lender hereunder in connection with Borrower’s business.

6.
REPAYMENT. Borrower shall pay accrued interest on the outstanding principal balance on a quarterly basis, in arrears, commencing at the end of each calendar quarter during which an Advance has been made or remains outstanding and unpaid, and continuing every quarter thereafter until the balance due hereunder is paid in full. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender designates from time to time. All payments received hereunder shall be applied first to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second to accrued interest; and third to principal. Borrower may prepay principal at any time without penalty.

7.
SECURITY. Borrower shall grant to Lender a first priority security interest in accounts receivable of Borrower relating to projects or contracts entered into on or after the date of any Advance hereunder in an amount equal to not less than One Hundred and Ten Percent (110%) of the amount of the aggregate outstanding and unpaid Advances plus any accrued and unpaid interest with respect to such Advances. Borrower shall execute and deliver any agreements and documents reasonably requested by Lender to effectuate the grant and perfection of security interests in accounts receivable referred to above.

8.	REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

a.
Borrower is duly organized, validly existing, and in good standing under the laws of the State of Delaware with the power to own its assets and to transact business in Massachusetts, and in such other states where its business is conducted.

b.	Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

c.
The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets, and will not result in the creation or imposition of a lien on any of its assets.

d.
There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

9.	EVENTS OF DEFAULT. An event of default will occur if any of the following events occurs:

a.	Borrower’s failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.

b.
Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

c.	Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement.

d.
Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

e.
Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

9.
REMEDIES. Upon the occurrence of an event of default as defined above, Lender may (i) declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind, and (ii) suspend or terminate any obligation that Lender may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney’s fees.

10.
NOTICE. Any notices or other communications required or permitted under this Agreement shall be sufficiently given if delivered personally, sent by registered or certified mail, postage prepaid, or sent by Federal Express or similar courier service to the other party at its address first set forth above or at such other address as either party may specify by written notice to the other party. Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; (b) three business days after being sent, if sent by registered or certified mail; or (c) the next business day, if delivered by Federal Express or similar courier service.

11.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Massachusetts.

12.	TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

13.
ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

14.	AGREEMENT BINDING. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

15.
FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

16.	PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

IN WITNESS WHEREOF, the undersigned have executed this Revolving Line of Credit Agreement as of the day and year first set forth above.

LENDER:		BORROWER:

AMERICAN DG ENERGY INC.

/s/ JOHN N. HATSOPOULOS		/s/ ANTHONY S. LOUMIDIS

Name:	John N. Hatsopoulos	Name:	Anthony S. Loumidis
		Title:	Chief Financial Officer

AMERICAN DG ENERGY INC.
PROMISSORY NOTE

U.S. $_______________	_____________, 2010

FOR VALUE RECEIVED, American DG Energy Inc., a corporation organized under the laws of Delaware (“Borrower”), with offices located at 45 First Avenue, Waltham, Massachusetts 02451, agrees to pay to John N. Hatsopoulos (“Lender”), residing at 3 Woodcock Lane, Lincoln, Massachusetts 01773, or order, the principal sum of ______________ U.S. Dollars ($_____________), on demand, together with interest from the date hereof on the unpaid principal balance at the rate specified below, until repaid in full. Prepayment of principal, together with accrued interest, may be made at any time without penalty. Interest hereon shall accrue from the date hereof at the Bank Prime Rate as quoted from time to time in the Wall Street Journal plus one and one half percent (1.5%) per annum. Accrued interest shall be due and payable quarterly in arrears on the last day of each calendar quarter.

In the event that any amount of principal hereof, or (to the extent permitted by applicable law) any interest hereon or any other amount payable hereunder is not paid in full when due (whether as scheduled, on demand, by acceleration or otherwise), Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on such unpaid amount to Lender, from the date such amount becomes due until the date such amount is paid in full, payable on demand of Lender at a rate per annum equal at all times to 12% per annum (the “Default Rate”). Additionally, and without limiting the foregoing, following the occurrence and during the continuance of any Event of Default (as defined below), at the option of Lender, the interest rate shall be the Default Rate. Such interest on overdue amounts shall be payable on demand. All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by Lender of any applicable rate of interest, and of any change therein, in the absence of manifest error shall be conclusive and binding on the parties hereto.

Payment shall be made in lawful tender of the United States unconditionally in full without set-off, counterclaim or, to the extent permitted by applicable law, other defense, all of which rights of Borrower are hereby expressly waived by Borrower. All payments hereunder shall be made to Lender at Lender’s address set forth above (or to such other place as Lender shall designate in a written notice to Borrower), and, unless Borrower has obtained Lender’s written consent to another form of payment, such payment shall be made by wire transfer of immediately available funds by no later than 12:00 noon (Boston time) on the due date of the payment, in accordance with Lender’s payment instructions.

Whenever any payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day (as defined below), then such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder. As used herein, “Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in Boston, Massachusetts.

Borrower represents and warrants to Lender that:
(i)           Organization and Powers. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under this Note.

(ii)          Authorization; No Conflict. The execution, delivery and performance by Borrower of this Note have been duly authorized by all necessary corporate action of Borrower and do not and will not (A) contravene the terms of the organizational documents of Borrower; or (B) result in a breach of or constitute a default under any material lease, instrument, contract or other agreement to which Borrower is a party or by which it or its properties may be bound or affected; or (C) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting Borrower.

(iii)         Binding Obligations. This Note constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(iv)        Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other person or entity is required for the due execution, delivery or performance by Borrower of this Note.

Any of the following events which shall occur shall constitute an “Event of Default”:
(a)         Payments. Borrower shall fail to pay when due any amount of principal hereof, or interest hereon or other amount payable hereunder, and such failure shall continue unremedied for five (5) days.

(b)         Representations and Warranties. Any representation or warranty by Borrower under or in connection with this Note shall prove to have been incorrect in any material respect when made or deemed made.

(c)          Insolvency. (i) Borrower shall (A) admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, (B) make a general assignment for the benefit of creditors, (C) be dissolved, liquidated, wound up or cease its corporate existence, or (D) commence any voluntary proceeding or case seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, intervention, suspension of payments, or composition of it or its debt under any law relating to bankruptcy, insolvency, suspension of payments or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, intervenor or liquidator, or other similar official for it or for any substantial part of its property, (ii) an involuntary proceeding or case shall be commenced against Borrower seeking any of the foregoing relief and remain undismissed for a period of 30 days; (iii) an order for relief or other order or adjudication shall be entered against Borrower under any such bankruptcy, insolvency or similar law; (iv) any receiver, trustee, or other official or Person shall be appointed to take possession of any property of Borrower; or (v) Borrower shall take any corporate action to authorize, or shall consent to, any of the actions or events set forth above in this paragraph.

If any Event of Default shall occur and be continuing, Lender may, by notice to Borrower, declare the entire unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts due hereunder to be forthwith due and payable, whereupon the principal hereof, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, provided that if an event described in paragraph (c) above shall occur, the result which would otherwise occur only upon giving of notice by Lender to Borrower as specified above shall occur automatically, without the giving of any such notice.

Borrower agrees to pay on demand the costs and expenses of Lender, and fees and disbursements of counsel, in connection with any Event of Default, the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Note, and any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding.

No single or partial exercise of any power under this Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of Lender in exercising any right under this Note shall operate as a waiver of such right or any other right thereunder.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, sent or delivered to the respective parties hereto at or to their respective addresses set forth herein, or at or to such other address as shall be designated by any party in a written notice to the other party hereto. All such notices and communications shall be effective: (i) if delivered by hand, when delivered; (ii) if sent by overnight courier service, when delivered; and (iii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid.

This Note shall be binding on Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of Lender, any future holder of this Note and their respective successors and assigns. Borrower may not assign or transfer this Note or any of its obligations hereunder without Lender’s prior written consent.

This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Borrower hereby (a) submits to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the Federal courts of the United States sitting in the District of Massachusetts (collectively, the “Massachusetts Courts”), for the purpose of any action or proceeding arising out of or relating to this Note, (b) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the Massachusetts Courts, and any objection on the ground that any such action or proceeding in any Massachusetts Court has been brought in an inconvenient forum, and (c) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a Massachusetts Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

IN WITNESS WHEREOF, Borrower signing below by its duly authorized legal representative(s) has executed this Note as of the date first above mentioned.

AMERICAN DG ENERGY INC.

By:
Name:	Anthony S. Loumidis
Title:	Chief Financial Officer